EXHIBIT 10.6
SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 10, 2018, is entered into by and among FARMER BROS. CO., a Delaware corporation (“Farmer Bros.”), CHINA MIST BRANDS, INC., a Delaware corporation (“China Mist”), BOYD ASSETS CO., a Delaware corporation, (“Boyd” and together with Farmer Bros. and China Mist, each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the other Loan Parties (as defined below) party hereto, the Lenders (as defined below) party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

A.
Borrowers, the other parties signatory thereto as “Loan Parties” (each individually, a “Loan Party” and collectively, the “Loan Parties”), Administrative Agent, and the financial institutions party thereto as lenders (each individually, a “Lender” and collectively, the “Lenders”) have previously entered into that certain Credit Agreement, dated as of March 2, 2015, as amended by that certain First Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of August 25, 2017 (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.
Borrowers and the other Loan Parties have requested that Administrative Agent and the Lenders amend the Credit Agreement, and Administrative Agent and the Lenders are willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein.

C.
Each Borrower and each other Loan Party is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendments to Credit Agreement.

a)The following definition is hereby added to Section 1.01 of the Credit Agreement in its proper alphabetical order:

“Second Amendment Effective Date” means September 10, 2018.

b)Effective as of August 14, 2018, the definition of “EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vi) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations, (vii) so long as incurred on or prior to June 30, 2018, unusual, extraordinary or non-recurring cash charges, expenses or losses related to strategic initiatives, business optimization and restructurings in connection with Project Evolution, including, without limitation, severance costs, relocation costs (including the relocation of the Company’s corporate headquarters from the Torrance Facility), integration costs, opening, pre-opening, closing and transition costs for facilities and distribution centers, signing costs, retention or completion bonuses, restructuring charges, systems establishment costs, curtailments or modifications to pension and retirement benefit plans and contract termination costs in an aggregate amount not to exceed $30,000,000 during the term of this Agreement, (viii) solely to the extent incurred during the period of April 1, 2017, through September 30, 2018, integration and transaction costs associated with the Specified Acquisition made prior to the Second Amendment Effective Date in an aggregate amount not to exceed, for each of the fiscal quarters ending June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018, and September 30, 2018, the amount previously identified in respect of such fiscal quarter to the Administrative Agent in writing prior to the Second Amendment Effective Date, and (ix) other non-recurring, unusual or extraordinary cash charges, losses or expenses in an aggregate amount not to exceed, for any such period, 10% of EBITDA for such period (calculated prior to giving effect to this clause (ix)), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period, (ii) any extraordinary gains and any non-cash items of income for such period and (iii) exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
c)Effective as of August 14, 2018, the definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, at any date for any period, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures (other than Capital Expenditures (i) made prior to the First Amendment Effective Date in an aggregate amount not to exceed, for each of the fiscal quarters ending September 30, 2016, December 31, 2016, March 31, 2017, and June 30, 2017, the amount previously identified in respect of such fiscal quarter to the Administrative Agent in writing prior to the First Amendment Effective Date and (ii) made prior to the Second Amendment Effective Date in an aggregate amount not to exceed, for each of the fiscal quarters ending December 31, 2017, March 31, 2018, June 30, 2018, and September 30, 2018, the amount previously identified in respect of such fiscal quarter to the Administrative Agent in writing prior to the Second Amendment Effective Date), to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
d)Effective as of August 14, 2018, the definition of “Reporting Trigger Period” in Section 1.01 of the Credit Agreement is hereby and restated in its entirety to read as follows:

“Reporting Trigger Period” means the period (a) commencing on any day that Availability is less than an amount equal to 16% of the aggregate Revolving Commitments (or $7,500,000, solely during the period commencing with the Second Amendment Effective Date through October 31, 2018), and (b) continuing until Availability has been greater than or equal to an amount equal to 16% of the aggregate Revolving Commitments at all times for 30 consecutive calendar days (or $7,500,000, solely during the period commencing with the Second Amendment Effective Date through October 31, 2018).
e)Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 6.12. Capital Expenditures. The Borrowers will not, nor will they permit any Subsidiary to, incur or make any Capital Expenditures in excess of $35,000,000, in the aggregate, during the fiscal year ending June 30, 2019.”
2.Effect of Amendment. For the avoidance of doubt, the parties hereto acknowledge and agree that the effect of the amendments set forth in Section 1 above is that Borrowers were in compliance with the financial covenant set forth in Section 6.13 of the Credit Agreement for the period ended March 31, 2018, and no Event of Default has occurred or existed through the Second Amendment Effective Date on account of (1) the financial covenant set forth in Section 6.13 for the period ended March 31, 2018 or (2) the requirement to deliver a weekly Borrowing Base Certificate pursuant to Section 5.01(g)(iii) of the Credit Agreement.

3.Conditions Precedent to Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.
Representations and Warranties. After giving effect to this Amendment, the representations and warranties of Borrowers and the other Loan Parties set forth herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date hereof (other than any such representation or warranty set forth in any other Loan Document which by its terms is made as of a specified date, which representation or warranty shall be true and correct in all material respects only as of such specified date), provided that any such representation or warranty which is subject to any materiality qualifier shall be true and correct in all respects.

4.	Representations and Warranties. Each Borrower and each other Loan Party represents and warrants to Administrative Agent and the Lenders as follows:

a.
Authority. Each Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower and each other Loan Party of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and except to the extent such contravention or restriction would reasonably be expected to result in a Material Adverse

Effect, do not contravene any law or any contractual restriction binding on such Borrower or such Loan Party.

b.
Enforceability. This Amendment has been duly executed and delivered by each Borrower and each other Loan Party. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of each Borrower and each other Loan Party, enforceable against each Borrower and each other Loan Party in accordance with its terms, and is in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

c.
Representations and Warranties. After giving effect to this Amendment, the representations and warranties of Borrowers and the other Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (other than any such representation or warranty which by its terms is made as of a specified date, which representation or warranty is true and correct in all material respects only as of such specified date), provided that any such representation or warranty which is subject to any materiality qualifier is true and correct in all respects.

d.	No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.

5.Choice of Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California, but giving effect to federal laws applicable to national banks.

6.Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. Notwithstanding the foregoing, Borrowers and the other Loan Parties hereby agree to provide Administrative Agent with original counterparts of their respective signature pages hereto in a number sufficient for distribution of an original counterpart to each party hereto (or such lesser number as agreed to by Administrative Agent).

7.	Reference to and Effect on the Loan Documents.

a.
Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.	Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of Borrowers and the other Loan Parties to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

c.
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8.Ratification. Each Borrower and each other Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

9.Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
BORROWERS:

FARMER BROS. CO.,
a Delaware corporation

By     /s/ David Robson
Name: David Robson
Title: CFO

CHINA MIST BRANDS, INC.,
a Delaware corporation

By /s/ David Robson
Name: David Robson
Title: CFO
BOYD ASSETS CO.,
a Delaware corporation

By /s/ David Robson
Name: David Robson
Title: CFO

OTHER LOAN PARTIES:
COFFEE BEAN INTERNATIONAL, INC.,
an Oregon corporation

By /s/ David Robson
Name: David Robson
Title: CFO

FBC FINANCE COMPANY,
a California corporation

By /s/ David Robson
Name: David Robson
Title: CFO

[Second Amendment to Credit Agreement]

COFFEE BEAN HOLDING CO., INC.,
a Delaware corporation

By /s/ David Robson
Name: David Robson
Title: CFO

[Second Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By     /s/ Kirk Wolverton
Name: Kirk Wolverton
Title: Authorized Officer

[Second Amendment to Credit Agreement]

SUNTRUST BANK,
as a Lender
By     /s/ Dan Clubb
Name: Dan Clubb
Title: Director

[Second Amendment to Credit Agreement]